UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 18, 2026, SRx Health Solutions, Inc. (the “Company”) received a public warning letter (the “Letter”) from the NYSE Regulation Staff of the New York Stock Exchange (the “Exchange”) notifying the Company that it failed to comply with Sections 301 and 713 of the NYSE American LLC Company Guide (the “Company Guide”).

The Letter relates to the issuance of approximately 7.5 million shares (the “Subject Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), between December 31, 2025 and January 23, 2026, upon conversion of certain shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”). The Preferred Shares were issued pursuant to a Securities Purchase Agreement, dated October 27, 2025, by and among the Company and certain investors (the “Agreement”). The Agreement and the Preferred Shares are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2025. Specifically, the Letter states that the Company failed to file an application to obtain the Exchange’s listing approval for the issuance of additional shares of the Common Stock as required under Section 301 of the Company Guide and failed to obtain stockholder approval of an issuance that exceeded 20% of the Common Stock outstanding, as required under Section 713 of the Company Guide.

The Company filed an application to obtain the Exchange’s listing approval for the issuance of the Common Stock issuable upon conversion of the Preferred Shares on December 12, 2025. At the time of such filing, the conditions precedent to the conversion of the Preferred Shares under the Agreement had not been met and no shares of Common Stock had been issued in connection therewith.

The Company obtained stockholder approval of the issuance of the Preferred Shares, and the issuance of the Common Stock upon the conversion thereof, including the potential for such issuance to exceed 20% of the Common Stock then-outstanding, by written consent of the stockholders on October 8, 2025. Such stockholder actions taken by written consent are described in the Company’s Definitive Schedule 14C filed with the SEC on October 20, 2025. The Exchange has advised the Company that such stockholder approval was deficient under the Exchange’s unpublished internal guidance on generic proxy proposals, which led to the violation of Section 713 of the Company Guide as set forth in the Letter.

As of the date of this Current Report, all of the Preferred Shares have either been converted into Common Stock or redeemed by the Company, and no Preferred Shares are outstanding. Such redemption of Preferred Shares is described in the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2026.

A press release announcing the Company’s receipt of the Warning Letter was published on February 20, 2026 and is attached to this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
99.1	Warning Letter, dated February 18, 2026.
99.2	Press Release, dated February 20, 2026.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Health Solutions, Inc.

By:	/s/ Carolina Martinez
Name:	Carolina Martinez
Title:	Chief Financial Officer

February 20, 2026